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                        STERLING CHEMICALS HOLDINGS, INC.
                                  EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATION
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              THREE              THREE
                                                              MONTHS             MONTHS
                                                              ENDED              ENDED
                                                             12/31/98           12/31/97
                                                             --------           --------
     BASIC EARNINGS PER SHARE

Weighted average of common stock outstanding                   12,427             11,420

Net Loss                                                     $(13,100)          $ (9,377)
Less: Preferred dividend requirements and accretion              (645)              (249)
                                                             --------           --------

Net loss used in basic loss per share                        $(13,745)          $ (9,626)
                                                             ========           ========

     BASIC LOSS PER SHARE                                    $  (1.11)          $  (0.84)
                                                             ========           ========

     DILUTED EARNINGS PER SHARE

Weighted average of common stock outstanding                   12,427             11,420

Total weighted average shares outstanding used in
     diluted loss per share computation (1)                    12,427             11,420

Net loss                                                     $(13,100)          $ (9,377)
Less: Preferred dividend requirements and accretion              (645)              (249)
                                                             --------           --------

Net loss used in diluted earning per share                   $(13,745)          $ (9,626)
                                                             ========           ========

         DILUTED LOSS PER SHARE (1)                          $  (1.11)          $  (0.84)
                                                             ========           ========

     (1) Due to losses resulting in anti-dilution, same as amount used in basic computation.

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